UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2016

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

(858) 829-0829

(Registrant’s Telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background

On April 14, 2016, NRM VII Holdings I, LLC (“NRM”) filed a complaint against us and the current members of our Board of Directors in the Superior Court of California, County of San Diego, which complaint was amended on July 25, 2016. The complaint relates to the automatic conversion of NRM’s shares of our Series B convertible preferred stock into shares of our common stock on April 8, 2016. We refer to the action pending against us and the members of our Board of Directors pursuant to the complaint as the “Action”.

Upon the automatic conversion of NRM’s shares of our Series B convertible preferred stock into shares of our common stock on April 8, 2016, we became obligated to pay NRM accrued dividends in the amount of approximately $914,000 (the “accrued dividends”). The accrued dividends obligation to NRM is reflected in current liabilities on our consolidated balance sheet at September 30, 2016.

Item 1.01	Entry into a Material Definitive Agreement.

On November 12, 2016, we entered into a settlement agreement with NRM to settle the Action. Pursuant to the settlement agreement, NRM has agreed to dismiss with prejudice the Action upon receipt of a cash payment of $2.0 million, which payment will be made to NRM by our insurance carrier on or before December 3, 2016.

The settlement agreement contains mutual releases covering all claims that we or our affiliates, or NRM or its affiliates, have or may have against the other party or such other party’s affiliates in connection with the Action or otherwise as of the date of the settlement agreement.

The foregoing description of the settlement agreement is only a summary and is qualified in its entirety by the terms of the settlement agreement, a copy of which is attached to this report as Exhibit 99.1.

Item 8.01	Other Events.

Upon NRM’s receipt of the settlement payment described under Item 1.01 of this report, our accrued dividends payment obligation to NRM will be extinguished. We have agreed to repay our insurance carrier an aggregate amount equal to the accrued dividends as follows: $100,000 on December 3, 2016, approximately $204,800 on January 2, 2017, approximately $304,800 on April 3, 2017 and approximately $304,800 on July 3, 2017.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Settlement Agreement, dated as of November 12, 2016, by and between AmpliPhi Biosciences Corporation and NRM VII Holdings I, LLC.

Forward Looking Statements

Statements in this report that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements about future payments to be made and actions to be taken in connection with our settlement agreement with NRM. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “will,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon AmpliPhi’s current expectations and involve a number of risks and uncertainties, including the risks and uncertainties described in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, as filed with the Securities and Exchange Commission (“SEC”) and subsequent filings with the SEC. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2016	AmpliPhi Biosciences Corporation

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Settlement Agreement, dated as of November 12, 2016, by and between AmpliPhi Biosciences Corporation and NRM VII Holdings I, LLC.